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                                                                   Exhibit 10.84

                              CONSULTING AGREEMENT



     THIS AGREEMENT is made effective as of November 29, 2001 by and between Barry M. Ariko, an individual ("Consultant"), and Aspect Communications, Inc., a company based in San Jose, California (the "Company").

     Consultant has been involved in fields of particular interest to the Company and is by education and/or experience qualified and skilled with respect to the Consulting functions described herein. The Company wishes to retain Mr. Ariko as a Consultant to the Company, and Mr. Ariko desires to perform such services. Accordingly, the parties agree as follows:

     1.  Consulting Services. Consultant will serve as an advisor to the Company
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and will provide information, counsel and assistance as requested by the Company in furtherance of the Company's desire to move the sales force from its current culture, models, policy and procedures to one that is better targeted towards growing revenue for the Company's full suite of products in today's market (see Attachment A - "Schedule and Objectives for Consulting on Development of Aspect Sales), and will perform such other services as are agreed upon from time to time by Consultant and the Company's senior management (collectively, the "Consulting Services"), specifically either Ms. Beatrice Infanti, CEO or Mr. Rod Butters, COO. Consultant agrees that some Consulting Services may be sought by the Company over the telephone, in person at Company's offices, or through written or email correspondence. This consulting engagement terminates on June 30, 2002.

     2.  Consulting Fee. The Consultant agrees to perform the scope of
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Consulting Services described in Attachment A for a minimum fee of $30,000 which will be calculated as follows: in connection with the services provided under this Agreement, and effective upon the Company's approval hereof, Consultant shall be paid at the rate of $3,000/day (not to exceed eight (8) hours/day) for his services ($2,000/day for meetings of four (4) hours or less), $500/hour for telephone consulting (minimum charge of $125) and time spent preparing for meetings or responding to email requests. Meetings that require the Consultant to travel overnight will be billed as a multiple day engagement.

     3.  Payment and Reimbursement of Expenses. (i) Company shall pay the
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Consultant monthly and within five (5) days of Company receiving an invoice from the consultant; (ii) Company shall reimburse Consultant for Consultant's reasonable out-of-pocket expenses incurred in connection with any meetings of the Company's Advisors (including first class airfare), and (iii) for other pre-approved out-of-pocket expenses directly related to services rendered by Consultant under this Agreement. Reimbursement shall be subject to Consultant promptly providing to the Company an itemized expense statement and receipts supporting all such reimbursable expenses. Reimbursement shall be made by the Company according to its usual and customary accounting and payment procedures.

     4.  Confidentiality.
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         (a) Consultant acknowledges that, during the course of performing the
Consulting Services, the Company may be disclosing certain nonpublic information and materials concerning its business to Consultant, including but not limited to information regarding its projects, products, technology and know-how, industry and competitor analyses, services, potential customers, personnel, business plans, finances and other commercially valuable information (collectively "Confidential Information"). All nonpublic information disclosed to Consultant in connection with the Consulting Services will be presumed to be Confidential Information and shall be treated as such.

         (b) Consultant agrees that the Confidential Information will be used by Consultant only in connection with Consulting Services and will not be used in any way that is detrimental to the Company.

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         (c) Consultant agrees not to disclose, directly or indirectly, the
Confidential Information to any third person or entity, other than representatives or agents of the Company. Consultant will treat all such Confidential Information as confidential and proprietary property of the Company.

         (d) The term "Confidential Information" does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was within Consultant's possession prior to being furnished by the Company provided that the source of such information is not and was not bound at the time of delivery by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, (iii) becomes available to Consultant on a nonconfidential basis from a source other than the Company provided that such source is not and was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, or (iv) was independently developed by Consultant without reference to the Confidential Information.

         (e) Consultant may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If such disclosure is required Consultant will give the Company reasonable advance notice so that the Company may seek protective order or take other action reasonable in light of the circumstances.

         (f) Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 4 for a period of two (2) years after the termination of the Consulting Services by Consultant.

     5.  Other Matters. Consultant understands that the Company is not seeking
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to obtain any information that is proprietary to any prior or current business relationship of Consultant. Consultant shall not, in performing services for the Company, make use of any such proprietary information of third parties.

     6.  Assignment: Further Assurances. To the extent necessary for the
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Company's complete ownership of all property rights embodied in the Confidential
Information (i.e. to the extent the Confidential Information cannot legally be considered "work made for hire" and with respect to patent, trade secret and other rights), Consultant hereby sells, assigns, grants, transfers, and delivers to the Company, and its successors and assigns, all Consultant's right, title and interest in and to the Confidential Information, and the right to secure patent rights, copyrights, and other intellectual property rights throughout the world, and to have and to hold such rights in perpetuity. Consultant further waives for himself/herself and his/her successors in interest, any right they may have now or in the future to terminate or waive this assignment. Consultant agrees to assist and cooperate with the Company in obtaining, maintaining, and enforcing any U.S. or foreign patents, copyrights, trademarks, service marks, trade secrets or other intellectual property rights relating in any manner to the Consulting Services, including, but not limited to, executing applications therefor and other documents relating thereto, and rendering all such assistance and testimony as may be reasonably necessary to protect the rights of the Company or its designee. All such filings and enforcement activities shall be conducted at the Company's expense.

     7.  Relationship of the Parties: Terminable At Will. In the performance of
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all services under this Agreement, Consultant shall be an independent contractor and not an employee, agent, partner, joint venturer or co-venturer of the Company. Consultant shall have no right to bind the Company, transact any business in the name of the Company or on its behalf in any matter, or make any promises or representations on behalf of the Company. As an independent contractor, Consultant shall be solely responsible for all income, self-employment, social security, medicare, unemployment or other federal or state withholding or taxes applicable to compensation paid to Consultant by the Company under this Agreement; provided, however, that the Company shall have a right to make any and all tax withholdings reasonably deemed necessary or advisable by the Company. This Agreement and the relationship of the parties are terminable at will by either party, at any


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time, with or without cause. If terminated by the Consultant, the minimum fee provisions of the contract is thereby waived.

     8.  No Conflict: Valid and Binding. Consultant represents that neither the
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execution of this Agreement nor the performance of Consultant's obligations under this Agreement will result in a violation or breach of any other agreement by which Consultant is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

     9.  Indemnification of Consultant. The Company will, to the extent and in
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the manner permitted by applicable law, indemnify Consultant against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that Consultant is or was providing Consulting Services to the Company; provided, however, that Consultant shall have no right to indemnification on account of
(i) acts or omissions of Consultant constituting intentional misconduct or a knowing violation of law; (ii) any transaction with respect to which Consultant personally received a benefit in money, property or services to which Consultant was not legally entitled; or (iii) any activities by Consultant that constitute a breach or default under any agreement between the Company and Consultant.

     10. Assignment. This Agreement may not be assigned.
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     11. Merger; Entire Agreement; Waiver; Severability. This Agreement, except
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as supplemented or modified in writing between the parties, constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver of breach shall constitute a subsequent waiver of any subsequent breach, and if any provision of this Agreement be held invalid, the remaining provisions shall remain enforceable.

     12. Governing Law. This Agreement shall be governed by, construed and
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enforced in accordance with the laws of the State of California (without giving effect to any choice or conflict of laws provision or rule).



     "CONSULTANT"                       /s/ Barry M. Ariko an individual
                                        ------------------
                                        Barry M. Ariko


     "COMPANY"                          By: /s/  Rod Butters
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                                        Name:  Rod Butters
                                             ---------------------------
                                        Its:  Group President
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